SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2010

MRV COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification number)

20415 Nordhoff Street, Chatsworth, CA  91311

(Address of principal executive offices)  (zip code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 10, 2010, MRV Communications, Inc. (the “Company”) and its wholly-owned subsidiary, Source Photonics, Inc., entered into a Settlement and Cross License Agreement (the “Agreement”) with Finisar Corporation.  Pursuant to the Agreement, the parties resolved the claims and counterclaims asserted in Civil Action No. CV 10-00032 WHA filed in the Northern District of California, and further resolved issues raised in an arbitration involving a patent license agreement previously entered into between Finisar and a company subsequently acquired by MRV in 2007.

Pursuant to the Settlement Agreement, Source Photonics shall pay a license fee to Finisar in the amount of $14.5 million for a fully paid-up license through December 31, 2015, to be paid by September 30, 2010.  The Settlement Agreement also provides a license to Finisar of certain Source Photonics patents through December 31, 2015.  The agreement also contains a covenant not to sue for certain products currently made or sold by Source Photonics through December 31, 2015.  If Source Photonics is subject to a change of control, the license fee will cover sales up to an annual growth of 20% per year, and provides for a 5% royalty on products exceeding this amount which may be exercised at the sole discretion of Source Photonics or its assignee.

The Company estimates that the portion of the Settlement Agreement attributable to past damages is approximately $4.3 million.  During the second quarter of 2010, the Company recorded an accrual related to this litigation of $1.4 million and disclosed a range of potential loss of $1.4 million to $8.1 million, based on the settlement discussions at the time. Accordingly, the Company expects to report an additional expense in the third quarter of 2010 of approximately $2.9 million in selling, general and administrative expenses related to this settlement.

Other terms and conditions of the Settlement Agreement apply.  The foregoing description of the Settlement Agreement is not complete and is qualified in its entirety by the full text of such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events

On September 10, 2010, the Board of Directors of the Company approved a repurchase of shares of Common Stock of the Company in an amount up to $10,000,000 under a stock repurchase program operated in accordance with the requirements of Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Upon review of the Company’s financial position, business needs and recent prices of shares of the Company’s Common Stock, the Board determined that it was in the best interests of the Company and its stockholders to authorize a repurchase of the Company’s Common Stock from time to time at prevailing market prices by means of open market purchases, privately negotiated transactions, or otherwise. This authorization expires on December 31, 2011.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits

Exhibit 10.1	Settlement and Cross License Agreement, effective as of September 10, 2010, by and among the Company, Source Photonics, Inc. and Finisar Corporation

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Company has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 12, 2010

MRV COMMUNICATIONS, INC.

	By:	/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
Vice President, General Counsel and Secretary